Exhibit 99.1

Turtle Beach Reports Preliminary 2017 Results

TURTLE BEACH REPORTS SELECTED PRELIMINARY 2017 RESULTS

- Further Increases Leading Market Share; Expects to be Within Guidance Range for EPS and On Track to Nearly Triple Year-Over-Year Adjusted EBITDA -

San Diego, CA - February 6, 2018 - Turtle Beach Corporation (NASDAQ: HEAR), a leading gaming headset and audio accessory company, is providing selected preliminary fourth quarter and full year 2017 results.

Based on preliminary unaudited information, Turtle Beach expects to report fourth quarter 2017 sales of approximately $79.5 million compared to $82.2 million in the fourth quarter of 2016. For 2017, sales are expected to be approximately $149 million compared to $174 million in 2016. A significant portion of the revenue decline was driven by expected channel inventory reductions in 2017 and under-ordering by several retailers in December.

“Retail sales of Turtle Beach headsets were strong in the fourth quarter,” said Juergen Stark, CEO, Turtle Beach, “but overly cautious ordering by several large U.S. retailers, some of which were sporadically out-of-stock, resulted in sales slightly below our guidance. We estimate this under-ordering reduced our fourth quarter sales by $6-$7 million. However, due to continued healthy consumer demand early in the first quarter, these retailers have largely restocked in January, resulting in January sales growth that more than closes the 2017 guidance gap.

“Underlying our sales results was another strong quarter of market share expansion. Despite a highly competitive marketplace, recent NPD North American data show Turtle Beach grew its leading revenue share to 42.2% for 2017 versus 41.9% for 2016. The NPD data also show that in the fourth quarter, our North American console headset revenue market share increased 150 basis points from 43.5% to 45.0%. We also experienced robust share growth in most of our major European markets, particularly in the U.K., where our year-over-year revenue share grew from 46.9% to 51.8%.

“Despite the fourth quarter retail ordering dynamics, we expect our adjusted EBITDA and EPS for 2017 to be within our previous guidance ranges. This was driven by strong fourth quarter gross margins, which we expect to increase from 36.7% in 2016 to over 37% in 2017, and the continued prudent management of our expenses.”

Net income in the fourth quarter of 2017 is expected to increase approximately 16% to $0.29 per diluted share compared to $0.25 per diluted share in the fourth quarter of 2016. The prior guidance range was $0.25 to $0.29. Net loss in 2017 is expected to be approximately $0.07 per diluted share compared to a net loss of $1.79 per diluted share in 2016, or a loss of $0.33 per share excluding $1.46 per share in goodwill and intangible asset impairment charges, HyperSound restructuring reserves and other restructuring charges. The prior guidance range for 2017 was a net loss of $0.06 to $0.10 per share.

The Company expects adjusted EBITDA in the fourth quarter of 2017 to increase to approximately $17.2 million (prior guidance range was $16.7-$18.7 million) compared to $16.1 million in the fourth quarter of 2016. Adjusted EBITDA in 2017 is expected to nearly triple to approximately $11.5 million (prior guidance range was $11-$13 million) compared to $4.0 million in 2016. The significantly improved adjusted EBITDA creates opportunites for the Company to further improve it’s balance sheet, which it is currently exploring.

Important Note on 2017 Preliminary Estimates:
The financial information included herein for the fourth quarter and full year 2017 are preliminary, unaudited estimates and may change materially, including as a result of the finalization of financial statements for the Company’s fourth quarter and full year ended December 31, 2017, review of inventory levels that could require additional reserves, completion of the Company’s audit by the Company’s independent registered public accounting firm, and other factors and adjustments related to the Company’s financial reporting process. The preceding estimates are based on the Company’s internal estimates and information available as of the date hereof. There can be no assurance that our final results for the year will not differ from these estimates and that such changes will not be material; accordingly, these statements should not be viewed or relied upon as a substitute for complete audited financial statements to be prepared in accordance with generally accepted accounting principles (GAAP) or as a measure of our actual performance. The Company’s final audited results for fourth quarter and full year 2017 are expected to be released in mid-March 2018. The Company will provide a reconciliation of non-GAAP measures to the related GAAP measure in such release.

About Turtle Beach Corporation
Turtle Beach (www.turtlebeach.com) has been revolutionizing console multiplayer gaming since the very beginning with its wide selection of industry leading, award-winning gaming headsets. Whether you’re a professional esports athlete, hardcore gamer, casual player, or just starting out, Turtle Beach has the gaming headset to help you truly master your skills. Innovative and advanced technology, amazing audio quality, clear communication, lightweight and comfortable designs, and ease-of-use are just a few features that have made Turtle Beach a fan-favorite brand for gamers the world over. Made for Xbox and PlayStation® consoles as well as for PC, Mac®, and mobile/tablet devices, having a Turtle Beach gaming headset in your arsenal gives you the competitive advantage. The Company's shares are traded on the NASDAQ Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, the risk that changes to these preliminary results will be required as a result of completing the financial reporting closing process and financial audit, risks related to the Company’s liquidity, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, the Company’s continued listing on the Nasdaq, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments, or otherwise.

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For Investor Information, Contact:	For Media Information, Contact:
Cody Slach	MacLean Marshall
Investor Relations	Sr. Director - Brand & PR/Communications
Liolios	Turtle Beach Corp.
949.574.3860	858.914.5093
HEAR@liolios.com	maclean.marshall@turtlebeach.com